Exhibit 99.1

                                                                  EXECUTION COPY





                         TERMINATION AGREEMENT dated as of October 4, 2001,
                    between INDUS ACQUISITION COMPANY, an Indiana corporation ("Sub"), and AMTRAN, INC., an Indiana corporation (the "Company").


          WHEREAS Sub and the Company entered into an Agreement and Plan of Merger dated as of June 18, 2001 (the "Merger Agreement");

          WHEREAS Section 8.01(a) of the Merger Agreement provides that the Merger Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of Sub and the Company Board on behalf of the Company if the Special Committee agrees to such termination;

          WHEREAS, at a meeting held on the date hereof, the Special Committee agreed to the termination of the Merger Agreement pursuant to Section 8.01(a) thereof;

          WHEREAS the Company Board, at a meeting held on the date hereof, approved the termination of the Merger Agreement pursuant to Section 8.01(a) thereof and the execution and delivery of this Agreement; and

          WHEREAS, by written consent dated the date hereof, the sole member of the Board of Directors of Sub approved the termination of the Merger Agreement pursuant to Section 8.01(a) thereof and the execution and delivery of this Agreement.


          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1. Termination of the Merger Agreement. Pursuant to Section 8.01(a) of the Merger Agreement, Sub and the Company hereby terminate the Merger Agreement.

          SECTION 2. Representations and Warranties. (a) Sub represents and warrants to the Company that it has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by Sub of this Agreement and the consummation by Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Sub. Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding


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obligation, enforceable against it in accordance with its terms.

          (b) The Company represents and warrants to Sub that it has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, including approval by the Company Board and the Special Committee. The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          SECTION 3. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 4. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

          SECTION 5. Counterparts. This Agreement may be executed in one or more separate counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


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          IN WITNESS WHEREOF, Sub and the Company have duly executed this
Agreement, each as of the date first written above.


                                    INDUS ACQUISITION COMPANY,

                                      by    /s/  J. George Mikelsons
                                          ______________________________________
                                          Name:  J. George Mikelsons
                                          Title: Chairman


                                    AMTRAN, INC.,

                                      by    /s/  Kenneth K. Wolff
                                          ______________________________________
                                          Name:  Kenneth K. Wolff
                                          Title: Executive Vice President & CFO